UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2006

Lightbridge, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21319	04-3065140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Corporate Drive, Burlington, Massachusetts		01803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-359-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2006, J. Donald Oldham, President of our Telecom Decisioning Services ("TDS") business, agreed to the termination of his position with us.

On November 22, 2006, we entered into a Separation Agreement and Release ("Separation Agreement") with J. Donald Oldham. The Separation Agreement provides for (i) the termination of Mr. Oldham’s employment effective November 24, 2006, (ii) the payment of Mr. Oldham’s base salary for a period of up to six (6) months after the termination of his employment (iii) outplacement assistance of up to $10,000; and (iv) certain other benefits and restrictions as set forth in the Agreement. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the terms of the Separation Agreement, a copy of which is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Separation Agreement and Release entered into November 22, 2006 between Lightbridge, Inc. and J. Donald Oldham.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightbridge, Inc.

November 28, 2006	By:	Timothy C. O'Brien

Name: Timothy C. O'Brien
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and Release entered into November 22, 2006 between Lightbridge, Inc. and J. Donald Oldham